                                                                  EXHIBIT 10.16


Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by an * and [ ], have been separately filed with the Commission.


                                 GROUP PRACTICE
                             MANAGED CARE AGREEMENT


PARTIES

THIS AGREEMENT is by and between CIGNA HealthCare of Georgia, Inc. ("CIGNA"), and The ENT Center of Atlanta, Inc. and is entered into as of the Effective Date.

PURPOSE

CIGNA contracts directly or indirectly with Payors, employers, individuals, insurers, sponsors and others, to provide, insure, arrange for or administer the provision of health care services;

CIGNA contracts with physicians, hospitals and other health care practitioners and entities, to provide, arrange for or administer, at predetermined rates, the delivery of such health care services;

CIGNA and The ENT Center of Atlanta, Inc. desire to enter into this Agreement relating to certain health care services for individuals;

In consideration of the mutual promises herein, the parties agree as follows:

I.       DEFINITIONS

Defined terms are set forth herein and in the Program Attachments.

CIGNA AFFILIATE means any direct or indirect subsidiary of CIGNA Corporation.

COINSURANCE means a payment that a Participant is required to make to a Participating Provider for Covered Services under a Service Agreement, which is calculated as a percentage of the contracted reimbursement rate of such services.

COPAYMENT OR DEDUCTIBLE means a payment that a Participant is required to make to a Participating Provider under a Service Agreement, which is calculated as a fixed dollar payment.

COVERED SERVICES means those health care services provided to a Participant in accordance with a Service Agreement.

EMERGENCY means an illness or accident in which the onset of symptoms is both sudden and so severe as to require immediate medical or surgical treatment. This includes accidental injuries or medical emergencies of a life-threatening nature or when serious impairment of bodily functions would result if treatment were not rendered immediately.

PARTICIPANT means any individual, or eligible dependent of such individual, whether referred to as "Insured," "Subscriber," "Member," "Participant," "Enrollee," "Dependent" or otherwise, who is eligible for Covered Services pursuant to a Service Agreement.

PARTICIPATING HOSPITAL means a hospital that has a direct or indirect contractual agreement with CIGNA and to which a Participating Provider may admit Participants for care and treatment in accordance with Program Requirements.

PARTICIPATING PROVIDER means a hospital, a physician or any other health care practitioner or entity that has a direct or indirect contractual arrangement with CIGNA to provide Covered Services.

PAYOR means CIGNA or such other entity which, pursuant to a Service Agreement, funds, administers, offers or insures Covered Services and which has agreed to act as Payor in accordance with this Agreement.

PROGRAM means the Health Maintenance Organization (HMO) or other types of health care or administrative services which are provided by or arranged by CIGNA or CIGNA Affiliates and which are specifically described in applicable Program Attachments and Program Requirements.

PROGRAM REQUIREMENTS means the rules and procedures that establish conditions to be followed by Participating Providers with respect to Programs. Reference to Program Requirements includes the Summary of Program Requirements distributed by CIGNA.

QUALITY MANAGEMENT means the processes established and operated by CIGNA or its designee relating to the quality of Covered Services.

REPRESENTED PHYSICIAN means a physician: (a) who is employed by, associated with or otherwise represented by The ENT Center of Atlanta, Inc.; (b) who is authorized by The ENT Center of Atlanta, Inc. to provide services pursuant to this Agreement; (c) who has completed a CIGNA Physician Application; and (d) who has agreed with The ENT Center of Atlanta, Inc. to be subject to the requirements of this Agreement to the extent applicable to Represented Physician.

SERVICE AGREEMENT means those agreements among CIGNA or a CIGNA Affiliate, and an employer, insurer, labor union, trust or other organization or entity, or an individual, that specifies services to be provided to or for the benefit of, or arranged for or reimbursed to or for the benefit of Participants, the terms and conditions under which those services are to be provided or reimbursed, and is consistent with applicable Program Requirements.

UTILIZATION MANAGEMENT means the processes to review and determine whether certain health care services provided or to be provided to Participants are in accordance with Program Requirements.

II.      PARTIES' OBLIGATIONS

A.       SERVICES

         1. The ENT Center of Atlanta, Inc., its Represented Physicians and CIGNA shall act in accordance with the terms of this Agreement and applicable Program Attachments and Program Requirements. The ENT Center of Atlanta, Inc. shall accept the rates set forth in this Agreement as payment in full for all services provided to Participants pursuant to this Agreement.

         2. The ENT Center of Atlanta, Inc. through its Represented Physicians shall provide Covered Services with the same standard of care, skill and diligence customarily used by similar physicians in the community in which such services are rendered. The ENT Center of Atlanta, Inc. and its Represented Physicians shall render Covered Services in the same manner, in accordance with the same standards, and with the same availability, as offered to other patients. The ENT Center of Atlanta, Inc. and its Represented Physicians shall not differentiate or discriminate in the treatment of any Participant because of race, color, national origin, ancestry, religion, sex, marital status, sexual orientation, age, health status or source of payment.

         3. The ENT Center of Atlanta, Inc. and its Represented Physicians shall provide Covered Services at locations approved by CIGNA. Locations shall not be eliminated or changed without sixty
                  (60) days' prior written notice to CIGNA.

         4. The ENT Center of Atlanta, Inc. shall designate one or more Participating Hospitals where Represented Physicians will admit Participants under their care unless otherwise approved by CIGNA or its designee. The ENT Center of Atlanta, Inc. and its Represented Physicians shall admit Participants only to Participating Hospitals except in the case of an Emergency or as otherwise described in applicable Program Requirements or as otherwise required by law.

         5. For referrals, The ENT Center of Atlanta, Inc. and its Represented Physicians shall refer Participants to Participating Providers except in the case of an Emergency or as otherwise described in applicable Program Requirements or as otherwise required by law.

         6. The ENT Center of Atlanta, Inc. and its Represented Physicians shall be bound by and comply with the provisions of applicable state and federal laws, regulations, and Program Requirements. The ENT Center of Atlanta, Inc. and its Represented Physicians shall comply with the requirements of and shall participate in Quality Management and Utilization Management.

         7. CIGNA shall establish a system of Participant identification, communicate Program Requirements to Participating Providers and identify Participating Providers to Payors and Participants.

         8. CIGNA shall contract, directly or indirectly, with Payors who agree to pay in accordance with this Agreement for Covered Services rendered by The ENT Center of Atlanta, Inc. and its Represented Physicians

         9. CIGNA shall, upon specific request by The ENT Center of Atlanta, Inc., identify the Payor responsible for payment of Covered Services.

         10. Upon written request by CIGNA, The ENT Center of Atlanta, Inc. shall prohibit a Represented Physician from continuing to provide services to Participants under this Agreement. The ENT Center of Atlanta, Inc. shall take such action within thirty
                  (30) days of the receipt of CIGNA's request, unless CIGNA requests immediate action by The ENT Center of Atlanta, Inc. subject to any notice requirements in The ENT Center of Atlanta, Inc. contract with the Represented Physicians.

B.       COMPENSATION AND BILLING

         1. The ENT Center of Atlanta, Inc. shall receive payments for Covered Services as set forth in this Agreement. Compensation arrangements and rates are set forth in applicable Program Attachments.

         2. The ENT Center of Atlanta, Inc. shall comply with the limitations on billing Participants as set forth in applicable Program Attachments.

         3. The ENT Center of Atlanta, Inc. shall bill for Covered Services according to the following:

                  a. The ENT Center of Atlanta, Inc. shall submit claims on the appropriate claim form for all non-covered capitated services within sixty (60) days of the date those services are rendered. Claims received after this sixty (60) day period may be denied for payment. The ENT Center of Atlanta, Inc. shall submit claims to the location described in the applicable Program Requirements.

                  b. Any amount owing under this Agreement shall be paid within thirty (30) days after receipt of a complete claim, unless additional required information is requested within the thirty (30) day period, or the claim involves coordination of benefits, except as otherwise provided in the applicable Program Attachments.

         4. The following provisions apply regarding coordination of benefits:

                  a. Certain claims for services rendered to Participants are claims for which another payor may be primarily responsible under coordination of benefit rules. The ENT Center of Atlanta, Inc. shall bill such claims to the primary payor when information regarding such primary payor is available, or upon designated Payor's request.

                  b. When designated Payor is primary under applicable coordination of benefits rules, Payor shall pay benefits as set forth in this Agreement without regard to the obligations of any secondary payor.

                  c. When designated Payor is determined to be secondary to any other payor including Medicare, Payor will pay no greater amount than the difference between the amount payable to The ENT Center of Atlanta, Inc. by the primary payor and the amount for Covered Services owing under this Agreement. Payor shall not be liable for any amount unless Payor has received The ENT Center of Atlanta, Inc.'s claim for such secondary payment within ninety (90) days of the date when Payor is determined to be secondary.

                  d. Where another payor is primary under coordination of benefits rules, The ENT Center of Atlanta, Inc. shall follow that payor's billing rules.

         5. The ENT Center of Atlanta, Inc. may bill an individual directly for any services provided following the date the individual ceases to be a Participant. Designated Payor has no obligation under this Agreement to pay for services rendered to individuals who no longer are Participants.

C.       RECORDS

         1. CIGNA and The ENT Center of Atlanta, Inc. agree that clinical records of Participants shall be regarded as confidential and both shall comply with all applicable federal and state laws and regulations regarding such records.

         2. The ENT Center of Atlanta, Inc. shall maintain and furnish such records and documents as may be required by applicable laws, regulations and Program Requirements. The ENT Center of Atlanta, Inc. shall cooperate with CIGNA to facilitate the information and record exchanges necessary for Quality Management, Utilization Management, peer review, or other programs required for CIGNA's operations.

         3. The ENT Center of Atlanta, Inc. shall provide CIGNA or its designee with reasonable access during regular business hours to specified clinical and medical records of Participants maintained by The ENT Center of Atlanta, Inc. for the period required by applicable law and at any time thereafter that such access is reasonably required in connection with a Participant's health care.

         4. Designated Payor shall be responsible for obtaining Participant's consent to the release of medical record information by The ENT Center of Atlanta, Inc. for the purposes stated in this section, and such Payor shall indemnify and hold harmless The ENT Center of Atlanta, Inc. for any claim by a Participant for breach of confidentiality resulting from The ENT Center of Atlanta, Inc.'s compliance with this section.

D.       PARTICIPANT GRIEVANCE

         The ENT Center of Atlanta, Inc. shall cooperate with CIGNA in the implementation of its Participant grievance procedure and shall assist CIGNA in taking appropriate corrective action. The ENT Center of Atlanta, Inc. shall comply with all final determinations made by CIGNA pursuant to such grievance procedure.

E.       INSURANCE AND LIABILITY

         1. Throughout the term of this Agreement, The ENT Center of Atlanta, Inc. will ensure Represented Physicians have general and professional liability coverage in a form and amount acceptable to CIGNA. The ENT Center of Atlanta, Inc. shall require each Represented Physician to maintain such coverages in a form and amount acceptable to CIGNA. The ENT Center of Atlanta, Inc. shall give CIGNA certificates of insurance evidencing the coverages described herein upon request. The ENT Center of Atlanta, Inc. shall give CIGNA thirty (30) days' prior written notice of cancellation, modification or termination of any such insurances. The ENT Center of Atlanta, Inc. shall give CIGNA prompt written notice of any claims against The ENT Center of Atlanta, Inc.'s or any of its Represented Physicians' liability coverage.

         2. The ENT Center of Atlanta, Inc. shall notify CIGNA immediately of the initiation of any complaint, inquiry, investigation, or review with or by any licensing or regulatory authority, peer review organization, hospital committee, or other committee, organization or body which reviews quality of medical care which complaint, inquiry, investigation, or review directly or indirectly, evaluates or focuses on the quality of care provided by The ENT Center of

                  Atlanta, Inc. or its Represented Physicians either in any specific instance or in general.

         3. Neither party hereto shall be liable for defending or for the expense of defending the other party, its agent, or employees, against any claim, legal action, dispute resolution or administrative or regulatory proceeding arising out of or related to such other party's actions or omissions under this Agreement. Neither party hereto shall be liable for any liability of the other party, its agents, or employees, whether resulting from judgement, settlement, award, fine or otherwise, which arises out of such other party's actions or omissions under this Agreement.

F.       INDEMNIFICATION

         Each party agrees to indemnify, defend and hold harmless the other, its agents and employees from and against any and all liability or expense, including defense costs and legal fees, incurred in connection with claims for damages of any nature, including but not limited to bodily injury, death, personal liability, property damage, or other damages arising from the performance of or failure to perform, its obligations under this Agreement, or incurred as a result of the indemnifying party's violation of applicable law, unless it is determined that the liability was the direct consequence of negligence or willful misconduct on the part of the indemnified party, its agents or employees.

G.       INSPECTIONS

         Upon reasonable notice and at reasonable hours, CIGNA or its agents may inspect The ENT Center of Atlanta, Inc.'s premises and operations to ensure that they are adequate to meet Participants' needs.

H.       REPRESENTATIONS

         1. Each Represented Physician represents and warrants that the information set forth in the CIGNA Physician Application is true and correct. The ENT Center of Atlanta, Inc. shall promptly notify CIGNA of any changes in the information contained in any Represented Physician's Application within thirty (30) days of such change.

         2. The ENT Center of Atlanta, Inc. represents and warrants that only Represented Physicians will be allowed to provide Covered Services.

         3. The ENT Center of Atlanta, Inc. represents and warrants that it is authorized to act on behalf of its Represented Physicians and will provide evidence of authority upon request.

         4. The ENT Center of Atlanta, Inc. will provide evidence of Represented Physicians' agreement to abide by the terms of this Agreement upon request.

         5. CIGNA makes no representations or guarantees concerning the number of Participants it can or will refer to The ENT Center of Atlanta, Inc. under this Agreement.

I.       CONFIDENTIALITY

         The following information is confidential and or proprietary: 1) the terms and conditions of this Agreement, including financial rates; 2) all information provided by CIGNA to The ENT Center of Atlanta, Inc. regarding CIGNA's or its Affiliates' Service Agreements, marketing strategies, or plans for development of new products, services or programs; and 3) all other information designated by CIGNA as confidential or proprietary. Neither The ENT Center of Atlanta, Inc. nor any of its agents or representatives, including Represented Physicians whether during the term of this Agreement or subsequent thereto, shall disclose any of such information

III.     MISCELLANEOUS OBLIGATIONS

A.       INDEPENDENT CONTRACTOR RELATIONSHIP

         1. This Agreement is not intended to create nor shall be construed to create any relationship between CIGNA and The ENT Center of Atlanta, Inc. other than that of independent entities contracting for the purpose of effecting provisions of this Agreement. Neither party nor any of their representatives shall be construed to be the agent, employer, employee or representative of the other.

         2. Nothing in this Agreement, including The ENT Center of Atlanta, Inc. and its Represented Physicians' participation in the Quality Management and Utilization Management process, shall be construed to interfere with or in any way affect Represented Physicians' obligation to exercise independent medical judgement in rendering health care services to Participants.

B.       TERM OF AGREEMENT

         This Agreement shall begin on the Effective Date and shall continue for a three (3) year term and year to year thereafter, unless terminated as set forth below.

C.       TERMINATION

         1. For Cause. The ENT Center of Atlanta, Inc. or CIGNA may terminate this Agreement at any time for cause. Cause for termination includes, but is not limited to, the following:

                  a. Material failure of CIGNA, when acting as Payor, to make required compensation payments to The ENT Center of Atlanta, Inc.

                  b. Failure of CIGNA to maintain licenses or certifications required to operate in conformity with this Agreement.

                  c. Any material change or alteration by CIGNA of Program Requirements if such action is unacceptable to The ENT Center of Atlanta, Inc., providing that The ENT Center of Atlanta, Inc. gives CIGNA notice of rejection of such action within thirty (30) days of receipt by The ENT Center of Atlanta, Inc. of CIGNA's notice concerning the change or alteration.

                  d. Habitual neglect or continued failure by either party to perform its duties under this Agreement.

                  e. Initiation of bankruptcy proceedings by or against either party.

                  f.       Material breach of this Agreement by either party.

                  g. Failure by The ENT Center of Atlanta, Inc. or its Represented Physicians to maintain licenses required to perform The ENT Center of Atlanta, Inc.'s duties under this Agreement, or to comply with applicable laws, regulations or Program Requirements.

                  h. Any material misrepresentation or falsification of any information submitted by The ENT Center of Atlanta, Inc. to CIGNA.

                  i. Commission or omission of any act or any conduct or allegation of conduct for which The ENT Center of Atlanta, Inc.'s license or certification may be subject to revocation or suspension, whether or not actually revoked or suspended, or if The ENT Center of Atlanta, Inc. is otherwise disciplined by any licensing, regulatory, professional entity or any professional organization with jurisdiction over The ENT Center of Atlanta, Inc.

                  j. Failure of The ENT Center of Atlanta, Inc. to maintain required liability coverage protection.

                  k. Commission or omission of any act or conduct by The ENT Center of Atlanta, Inc. which is detrimental to Participants' health or safety. CIGNA may terminate this agreement if The ENT Center of Atlanta, Inc. does not make appropriate arrangements with the Represented Physician.

         Any occurrence under paragraphs (g) through (k) above shall be grounds for immediate termination. Termination for any other reason set forth above shall be upon thirty (30) days prior written notice by the terminating party.

         2. Without Cause. This Agreement may be terminated at any time without cause or prejudice upon ninety (90) days' prior written notice by either party.

         3. Termination of Individual Program Attachments. Program Attachments may be terminated individually by amendment as provided in Section III.H. of this Agreement. Termination of any individual Program Attachment will not have the effect of terminating the entire Agreement and all remaining Sections and Program Attachments of the Agreement will remain in full force.

D.       RIGHTS AND OBLIGATIONS UPON TERMINATION

         Upon termination of this Agreement for any reason, the rights of each party hereunder shall terminate, except as provided in any Program Attachment to this Agreement. Any such termination, however, shall not release The ENT Center of Atlanta, Inc. or CIGNA from obligations under this Agreement prior to the effective date of termination.

E.       ASSIGNMENT AND DELEGATION OF DUTIES

         Neither CIGNA nor The ENT Center of Atlanta, Inc. may assign duties, rights or interests under this Agreement unless the other party shall so approve by written consent, provided, however, that any reference to CIGNA herein shall include any successor in interest and that CIGNA may assign its duties, rights and interests under this Agreement in whole or in part to a CIGNA Affiliate or may delegate any and all of its duties in the ordinary course of business.

F.       USE OF NAME

         The ENT Center of Atlanta, Inc. agrees that The ENT Center of Atlanta, Inc. and its Represented Physicians' names, office telephone numbers, addresses, specialties, board certifications, hospital affiliations and other relevant data may be included in literature distributed to existing or potential Participants, Participating Providers and Payors. The ENT Center of Atlanta, Inc.'s use of CIGNA's name or CIGNA Affiliate's name, or any other use of The ENT Center of Atlanta, Inc.'s or its Represented Physicians' names by CIGNA shall be upon prior written approval or as the parties may agree.

G.       INTERPRETATION

         The validity, enforceability and interpretation of this Agreement shall be governed by any applicable federal law and by the applicable laws of the state in which The ENT

         Center of Atlanta, Inc. and its Represented Physicians are licensed and have rendered Covered Services.

H.       AMENDMENT

         1. CIGNA may amend this Agreement and Program Attachments by providing prior written notice to The ENT Center of Atlanta, Inc. Failure of The ENT Center of Atlanta, Inc. to object in writing to any such proposed amendment within thirty (30) days following receipt of notice shall constitute The ENT Center of Atlanta, Inc.'s acceptance thereof. Notification to CIGNA of rejection of any proposed amendment means that this Agreement shall remain in force without the proposed amendment.

         2. In the event that state or federal law or regulation should change, alter or modify the present services, levels of payments to CIGNA, standards of eligibility of Participants, or any operations of CIGNA, such that the terms, benefits and conditions of this Agreement must be changed accordingly, then upon notice from CIGNA, The ENT Center of Atlanta, Inc. shall continue to perform services under this Agreement as modified.

         3. Except as provided above, amendments to this Agreement shall be agreed to in advance in writing by CIGNA and The ENT Center of Atlanta, Inc.

I.       PROGRAM ATTACHMENTS

         The Program Attachments hereto are a part of this Agreement and their terms shall supersede those of other parts of this Agreement in the event of a conflict.

J.       ENTIRE CONTRACT

         This Agreement together with all Program Attachments contains all the terms and conditions agreed upon by the parties, and supersedes all other agreements, express or implied, regarding the subject matter.

K.       NOTICE

         Any notice required hereunder shall be in writing and shall be sent by United States mail, postage prepaid, to CIGNA and The ENT Center of Atlanta, Inc. at the addresses set forth below.

L.       ENFORCEABILITY AND WAIVER

         The invalidity and nonenforceability of any term or provision of this Agreement shall in no way affect the validity or enforceability of any other term or provision. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

M.       REGULATORY APPROVAL

         In the event that CIGNA has not been licensed or has not received any applicable regulatory approval for use of this Agreement prior to the execution of this Agreement, this Agreement shall be deemed to be a binding letter of intent. In such event, the Agreement shall become effective on the date that such regulatory approval is obtained. If CIGNA is unable to obtain such licensure or approval after due diligence, CIGNA shall notify The ENT Center of Atlanta, Inc. and both parties shall be released from any liability under this Agreement, provided however, that if such licensure or approval is obtained upon the condition of CIGNA's amendment of this Agreement, then this Agreement shall continue and CIGNA shall amend pursuant to Section III.H.

N.       DISPUTE RESOLUTION

         1. The parties agree to meet and confer in good faith to resolve any problems or disputes that may arise under this Agreement.

         2. If the dispute is not resolved through the aforementioned process and to the extent permitted by law, the matter in controversy shall be submitted either to dispute resolution entity, or to a single arbitrator selected by the American Arbitration Association, as the parties shall agree within 60 days of the last attempted resolution. If the matter is submitted to arbitration, it shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association and shall be held in the jurisdiction of The ENT Center of Atlanta, Inc. domicile. Both parties expressly covenant and agree to be bound by the decision of the dispute resolution entity or arbitrator as final determination of the matter in dispute. Each party shall assume its own costs, but shall share the cost of the resolution entity equally. Judgment upon the award rendered by the resolution entity may be entered in any court having jurisdiction thereof.

              [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the EFFECTIVE DATE.


                               CIGNA


EFFECTIVE DATE                 By:
                                  ----------------------------------------------
                               Name:     J.C. Ranelli
          9-1-92               Title:    General Manager
---------------------------          -------------------------------------------
                               1349 West Peachtree Street, N.E.
                               -------------------------------------------------
                               Midtown Plaza II, Suite 1300
                               -------------------------------------------------
                               Atlanta, GA 30309
                               -------------------------------------------------
                               Address


                               THE ENT CENTER OF ATLANTA, INC.


Date  August 7, 1995           Ramie A. Tritt, M.D.
    -----------------          -------------------------------------------------
                               Please Print or Type Name

                               By:
                                  ----------------------------------------------
                               Name:
                               Title:    President
                                     -------------------------------------------
                               Specialty:  Otolaryngology-Head & Neck Surgery
                               -------------------------------------------------
                               5555 Peachtree-Dunwoody Road, Suite 235
                               -------------------------------------------------
                               Atlanta, Georgia 30342
                               -------------------------------------------------
                               Address

                                          58-2009302
                               -----------------------------------
                               Federal Tax Identification Number

PROGRAM ATTACHMENTS:
HMO Specialty Care Program Attachment

                      HMO SPECIALTY CARE PROGRAM ATTACHMENT
                         TO GROUP MANAGED CARE AGREEMENT
                                  (CAPITATION)

PURPOSE

The terms and provisions of this HMO Specialty Care Program Attachment and the Agreement are applicable to Covered Services rendered in accordance with a Service Agreement which is consistent with the HMO Program.

I.       DEFINITIONS

CAPITATION PAYMENT means a predetermined periodic payment for certain Covered Services that is made to The ENT Center of Atlanta, Inc. by CIGNA for each Participant who is a member of The ENT Center of Atlanta, Inc.'s Patient Panel.

MEDICAL DIRECTOR means a physician designated by CIGNA to manage Quality Management and Utilization Management responsibilities, or that physician's designee.

PATIENT PANEL means those Participants who have designated or have otherwise been assigned to The ENT Center of Atlanta, Inc. or its Represented Physicians as the primary source for certain Covered Services pursuant to a Service Agreement or HMO Program Requirements.

POINT OF SERVICE BUSINESS means a type of business pursuant to a Service Agreement which allows the Participant to choose a Participating Provider or a non-Participating Provider for Covered Services at the time such services are sought.

PRIMARY CARE PHYSICIAN means a physician duly licensed to practice medicine who is a Participating Provider with CIGNA to provide Covered Services in the field of general medicine, internal medicine, family practice or pediatrics, and who has agreed to provide primary care physician services to a Patient Panel or other Participants in accordance with HMO Program Requirements.

STANDARD BUSINESS means a type of business pursuant to a Service Agreement where Covered Services are available to Participants only from Participating Providers, except in cases of Emergency.


                                      EXD-1

II.      PARTIES' OBLIGATIONS

A.       COVERED SERVICES

         1. The ENT Center of Atlanta, Inc. through its Represented Physicians shall provide or arrange for the provision of all specialty care Covered Services within the scope of its Represented Physicians' practice that are required by Participants in accordance with the terms of this Agreement, this HMO Program Attachment and HMO Program Requirements. The ENT Center of Atlanta, Inc. and its Represented Physicians shall accept the compensation set forth in this HMO Program Attachment as payment in full for such services.

         2. Except in an Emergency, prior authorization by a Participant's Primary Care Physician or CIGNA as prescribed by HMO Program Requirements is required for payment of Covered Services rendered to Participants. All referrals shall be to Participating Providers, except where an Emergency requires otherwise or in other cases where Medical Director specifically authorizes the referral. CIGNA may withhold a portion of The ENT Center of Atlanta, Inc.'s reimbursement if Represented Physicians fail to comply with such requirements.

         3. The ENT Center of Atlanta, Inc. through its Represented Physicians shall provide necessary Covered Services to Participants on a 24-hour per day, 7-day per week basis or arrange with a physician to cover The ENT Center of Atlanta, Inc.'s Patient Panel in its Represented Physicians' absence. The ENT Center of Atlanta, Inc. will ensure that such covering physician (a) will not seek compensation from CIGNA for services for which The ENT Center of Atlanta, Inc. receives Capitation Payments from CIGNA; (b) will not bill Participants for Covered Services under any circumstances except for Copayments, Deductibles or Coinsurance; and (c) will obtain authorization from CIGNA prior to all hospitalizations or referrals of Participants, except in Emergencies. The ENT Center of Atlanta, Inc. will not be liable for services to Participants in non-participating hospitals.

                  Emergency and urgent otolaryngology services to Participants provided by any physicians not participating with The ENT Center of Atlanta, Inc. will be paid by CIGNA Healthcare and will not be deducted from capitation payment made to The ENT Center of Atlanta, Inc.

         4. The ENT Center of Atlanta, Inc. through its Represented Physicians shall provide Covered Services to all Participants unless The ENT Center of Atlanta, Inc. notifies CIGNA that The ENT Center of Atlanta, Inc. cannot accommodate additional patients pursuant to the HMO Program Requirements.


                                      EXD-2

The information below marked by * and [ ] has been omitted pursuant to a request for confidential treatment. The omitted portion has been separately filed with the Commission.


         5. The ENT Center of Atlanta, Inc. shall maintain a sufficient number of Specialty Care Physicians as reasonably determined by CIGNA.

         6. CIGNA will pay for all otolaryngology services that are provided to Participants that are referred to Emory Clinic and/or Emory Clinic physicians.

         Participants will be referred to Emory Clinic and/or Emory Clinic physicians if it is deemed necessary by The ENT Center of Atlanta, Inc. physician reviewer after approval from the Medical Director of CIGNA.

B.       CAPITATION PAYMENTS

         l. On or before the 15th of each month, CIGNA shall pay The ENT Center of Atlanta, Inc. an amount equal to the applicable monthly capitation rate adjusted for Copayments as shown below for each Participant in The ENT Center of Atlanta, Inc. Patient Panel. THE CAPITATION PAYMENT SHALL BE COMPENSATION FOR ALL COVERED SERVICES PROVIDED TO PARTICIPANTS THAT ARE DESIGNATED The ENT Center of Atlanta, Inc. The monthly capitation rates are as follows:

                  ORIGINAL:
                  STANDARD BUSINESS                             [*]  PMPM

                  POINT OF SERVICE BUSINESS:                    [*]  PMPM
                  AMENDED EFF. 9-1-94
                  STANDARD BUSINESS:                            [*]  PMPM

                  POINT OF SERVICE BUSINESS:                    [*]  PMPM

         2. If a Participant is added to The ENT Center of Atlanta, Inc.'s Patient Panel on or before the 15th day of a month, a full month's Capitation Payment will be due for that month. There will be no Capitation Payment due for Participants added after the 15th day of the month.

         3. A full month's Capitation Payment will be due for the month of termination of a Participant if the Participant terminates after the 15th day of the month. If a Participant terminates on or before the 15th day of a month, no Capitation Payment will be due for the month of termination.


                                      EXD-3

         4. Where CIGNA, due to information delays, must make a retroactive addition or deletion to The ENT Center of Atlanta, Inc.'s Patient Panel, CIGNA shall make a retroactive capitation adjustment concurrent therewith. In those instances where a Participant has been retroactively deleted and has received Covered Services from The ENT Center of Atlanta, Inc. after the effective date of a deletion but prior to CIGNA informing The ENT Center of Atlanta, Inc. of such deletion, The ENT Center of Atlanta, Inc. may bill participant for such services rendered.

         5. Any amendment of Capitation Payment rates, whether on an annual basis or upon changes in benefit designs such as changes in Copayment levels, shall be in accordance with the Amendment provisions of this Agreement.

         6.       There will be an annual review of capitation rates.

C.       ENCOUNTER AND CLAIMS DATA

         The ENT Center of Atlanta, Inc. or its Represented Physicians shall provide CIGNA with encounter data on a monthly basis showing all services provided to each Participant for whom The ENT Center of Atlanta, Inc. receives Capitation Payments. The ENT Center of Atlanta, Inc. or its Represented Physicians shall submit claims for all non-capitated services rendered to Participants on standard HCFA-1500 or other acceptable billing forms and in accordance with the billing requirements set forth in Section II.B. of this Agreement. Such encounter and claims data shall be submitted in accordance with applicable Program Requirements and in a format acceptable to CIGNA. CIGNA can initiate termination of this Agreement if The ENT Center of Atlanta, Inc. fails to provide such encounter and claims data in accordance with this Agreement.

D.       FEE-FOR-SERVICE PAYMENTS

         In addition to Capitation Payments for Covered Services provided to Participants in The ENT Center of Atlanta, Inc.'s Patient Panel, The ENT Center of Atlanta, Inc. shall be reimbursed for the Covered Services provided to Participants by Dr. Sanjay Bhansali as designated in exhibit "C" at the lesser of Atlanta Ear, Nose and Throat Associates, P.C.'s billed charges or CIGNA's maximum fee schedule in effect at the time of service.

E.       ASSIGNMENT AND IDENTIFICATION OF PARTICIPANTS

         The ENT Center of Atlanta, Inc. shall comply with the requirements of, and shall participate in, CIGNA's procedures with respect to assignment and identification of Participants as outlined in the Program Requirements.


                                      EXD-4

F.       COORDINATION OF BENEFITS

         1. CIGNA and The ENT Center of Atlanta, Inc. agree to cooperate to exchange information relating to coordination of benefits with regard to any Participant for whom The ENT Center of Atlanta, Inc. is providing or arranging services.

         2.       With respect to capitated Covered Services:

                  a. Certain claims for services rendered to Participants are claims for which another payor may be primarily responsible under coordination of benefits rules. The ENT Center of Atlanta, Inc. shall pursue and process any coordination of benefits relating to services provided by The ENT Center of Atlanta, Inc., provided that the amount of such recoveries are reported monthly to CIGNA.

                  b. When designated Payor is primary under applicable coordination of benefit rules, The ENT Center of Atlanta, Inc. shall consider the Capitation Payment as payment in full for Covered Services rendered to Participants and shall not seek additional reimbursement from any secondary Payors.

         3.       With respect to non-capitated Covered Services:

                  a. Certain claims for services rendered to Participants are claims for which another payor may be primarily responsible under coordination of benefit rules. The ENT Center of Atlanta, Inc. shall bill such claims to the primary payor when information regarding such primary payor is available, or upon designated Payor's request.

                  b. When designated Payor is primary under applicable coordination of benefit rules, Payor will pay benefits as set forth in this Agreement without regard for the obligations of any secondary payor.

                  c. When Payor is determined to be secondary to any other payor including Medicare, Payor will pay no greater than that amount which, when added to amounts payable to The ENT Center of Atlanta, Inc. from other sources under the applicable coordination of benefit rules, equals one hundred percent of The ENT Center of Atlanta, Inc.'s reimbursement for Covered Services pursuant to this Agreement. Payor shall not be liable for any amount unless Payor has received The ENT Center of Atlanta, Inc.'s claim for such secondary payment within ninety (90) days of the date when Payor is determined to be secondary.

G.       FINANCIAL REPORTING


                                      EXD-5

         The ENT Center of Atlanta, Inc. shall provide CIGNA with copies of financial reports, including income statements and balance sheets, upon request by CIGNA.

H.       REIMBURSEMENT OF CIGNA EXPENDITURES

         CIGNA shall be entitled to recover from The ENT Center of Atlanta, Inc. any expenditure made, or recover any cost incurred by CIGNA, in providing for any Covered Services for which The ENT Center of Atlanta, Inc. or its Represented Physicians were obligated hereunder but failed to so provide. CIGNA may deduct an amount sufficient to reimburse CIGNA for such expenditures and costs from any payments due to The ENT Center of Atlanta, Inc. from CIGNA. CIGNA shall provide The ENT Center of Atlanta, Inc. with written notice and full disclosure of costs incurred prior to any such deduction.

I.       OTHER PROCEDURES

         1. Any procedure or service other than those set forth above and as further defined in the HMO Program Requirements as being covered either by Capitation Payments or by fee-for-service payments shall be reimbursed only if CIGNA's authorization is obtained prior to performance of the procedure or service.

         2. The ENT Center of Atlanta, Inc. and its Represented Physicians shall use reasonable efforts to prescribe or authorize the substitution of generic pharmaceuticals when appropriate and shall cooperate with CIGNA's formulary and HMO Program Requirements regarding the substitution of generic pharmaceuticals.

J.       TRANSFERS

         The ENT Center of Atlanta, Inc. shall assist CIGNA in facilitating the transfer of Participants from a non-Participating Hospital to a Participating Hospital if determined medically acceptable by Represented Physician and the attending physician, subject to review by CIGNA's Medical Director. The ENT Center of Atlanta, Inc. shall be financially responsible for the professional and facility (inpatient) expenses if The ENT Center of Atlanta, Inc. refuses to accept transfer without reasonable cause after such transfer is determined medically acceptable in the manner set forth above.

K.       LIMITATIONS ON BILLING PARTICIPANTS

         1. The ENT Center of Atlanta, Inc. for itself and on behalf of each Represented Physician, hereby agrees that in no event, including, but not limited to non-payment by CIGNA, CIGNA's insolvency or breach of this Agreement, shall The ENT Center of Atlanta, Inc. or any Represented Physician bill, charge,


                                      EXD-6
                  collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Participants or persons other than CIGNA for Covered Services. This provision shall not prohibit collection of any applicable Copayments, Deductibles or Coinsurance billed in accordance with the terms of a Service Agreement.

                  a. Any modification, additions, or deletion to the provisions of this hold harmless clause shall become effective on a date no earlier than fifteen (15) days after the applicable state regulatory agency has received written notice of such proposed changes.

         2. The ENT Center of Atlanta, Inc. further agrees that this provision shall survive the termination of this Agreement regardless of the cause giving rise to such termination and shall be construed to be for the benefit of Participants, and that this provision supersedes any oral or written agreement to the contrary now existing or hereafter entered into between The ENT Center of Atlanta, Inc. or its Represented Physicians and the Participant or persons acting on the Participant's behalf.

L.       COMPENSATION FOR COVERED SERVICES PROVIDED TO NON-PATIENT PANEL
         PARTICIPANTS

         In the event that an HMO Program Participant who is not included in The ENT Center of Atlanta, Inc.'s Patient Panel is referred by that Participant's Primary Care Physician to The ENT Center of Atlanta, Inc. CIGNA shall compensate The ENT Center of Atlanta, Inc. for Covered Services rendered at the lesser of Represented Physician's billed charges or CIGNA's maximum allowable fee schedule in effect at the time Covered Services are rendered.

III.     RIGHTS AND OBLIGATIONS UPON TERMINATION

         A. Upon termination of this Agreement, The ENT Center of Atlanta, Inc. through its Represented Physicians shall continue to provide Covered Services for specific conditions for which a Participant was under Represented Physician's care at the time of such termination so long as Participant retains eligibility under a Service Agreement, until the earlier of completion of such services, CIGNA's provision for the assumption of such treatment by another physician, or the expiration of twelve
                  (12) months. CIGNA shall compensate The ENT Center of Atlanta, Inc. for Covered Services provided to any such Participant in accordance with CIGNA'S Maximum Allowable Rate but not greater than billed charges, until sixty (60) days following termination and thereafter compensation for continued services authorized by CIGNA shall be as mutually agreed, but not at a rate greater than The ENT Center of Atlanta, Inc.'s usual billed charges.


                                      EXD-7

         B. The ENT Center of Atlanta, Inc. and its Represented Physicians have no obligation under this Agreement to provide services to individuals who cease to be Participants.

         [REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


                                      EXD-8

                                    EXHIBIT A
                       HMO PROGRAM ATTACHMENT - CAPITATION
                         CLAIMS PAYMENT RESPONSIBILITIES

                           (delegated claims payment)

The ENT Center of Atlanta, Inc. shall administer claims for Covered Services rendered by Represented Physicians in accordance with this Exhibit and the terms of the Agreement.

         1. The ENT Center of Atlanta, Inc. agrees to reimburse Represented Physicians for Covered Services within forty-five
                  (45) days of receipt of a properly completed bill for Covered Services. CIGNA may withhold all or a portion of The ENT Center of Atlanta, Inc.'s Capitation Payment if The ENT Center of Atlanta, Inc. repeatedly fails to reimburse Represented Physicians on a timely basis.

         2. With reasonable notice, The ENT Center of Atlanta, Inc. agrees to allow CIGNA representatives to conduct on-site reviews of The ENT Center of Atlanta, Inc. claims administration facilities. Such reviews shall be for the sole purpose of evaluating The ENT Center of Atlanta, Inc. performance against CIGNA's claims administration standards and to ascertain the quality and timeliness of The ENT Center of Atlanta, Inc. claims processing. The ENT Center of Atlanta, Inc. agrees to correct any deficiencies detected during such reviews within sixty (60) days of CIGNA's submission of a written report detailing such deficiencies.

         3. The ENT Center of Atlanta, Inc. shall be responsible for the production of all applicable tax reporting documents (e.g., 1099s) for Represented Physicians. Such documents shall be produced in a format and within the time frames set forth in applicable state and federal laws and/or regulations.

         4. The ENT Center of Atlanta, Inc. shall ensure that Represented Physicians submit claims for Covered Services rendered to Participants in other Programs for which CIGNA has retained claims payment responsibility directly to CIGNA in accordance with the applicable Program Attachment and Program Requirements.

         5. The ENT Center of Atlanta, Inc. shall produce explanations of benefits for Represented Physicians and Represented Physicians shall produce explanations of benefits for Participants when applicable. Such explanations of benefits shall be in a format and contain data elements acceptable to CIGNA.

         6. The ENT Center of Atlanta, Inc. shall develop and deliver training programs for Represented Physicians which outline The ENT Center of Atlanta, Inc.

                  billing and reimbursement processes. The ENT Center of Atlanta, Inc. shall make reasonable efforts to ensure that Represented Physicians avoid submitting claims to CIGNA for those Covered Services rendered to Participants for whom The ENT Center of Atlanta, Inc. has been delegated claims payment responsibility.

         7. The ENT Center of Atlanta, Inc. or its Represented Physicians shall provide CIGNA with encounter data on a monthly basis showing all services provided to each Participant for whom The ENT Center of Atlanta, Inc. receives Capitation Payments. Such encounter data shall be submitted in accordance with applicable HMO Program Requirements and in a format acceptable to CIGNA. CIGNA may elect to terminate this Agreement if The ENT Center of Atlanta, Inc. fails to submit encounter data in accordance with this Agreement.

                                    EXHIBIT B

                       HMO PROGRAM ATTACHMENT - CAPITATION
                             UTILIZATION MANAGEMENT
                 (partial delegation of utilization management)

1. The ENT Center of Atlanta, Inc. will assist CIGNA in the implementation of its Utilization Management program. Any Utilization Management program activities performed by The ENT Center of Atlanta, Inc. shall be in accordance with NCQA standards and acceptable to CIGNA.

2. The ENT Center of Atlanta, Inc. shall prepare such periodic reports or other data as reasonably requested by CIGNA relating to its Utilization Management activities in a format acceptable to CIGNA.

3. The ENT Center of Atlanta, Inc. shall not materially modify its Utilization Management activities without CIGNA's prior approval.

4. CIGNA shall have the right to audit The ENT Center of Atlanta, Inc.'s Utilization Management activities upon reasonable prior notice. The ENT Center of Atlanta, Inc. shall cooperate with any such audits.

5. If CIGNA determines that The ENT Center of Atlanta, Inc. cannot meet its Utilization Management obligations set forth herein, CIGNA may elect to assume responsibility for such activities. If CIGNA elects to assume responsibility for such activities, the parties agree to renegotiate the rates set forth in this Agreement to the extent necessary, and The ENT Center of Atlanta, Inc. shall cooperate and provide to CIGNA any information necessary to perform such activities.

6. All referrals shall be to Represented Providers, except where an Emergency requires otherwise or in other cases where the referral is specifically authorized by CIGNA's Medical Director or his/her designee or The ENT Center of Atlanta, Inc.'s Medical Director, if permitted by CIGNA to make such authorizations. Except in an Emergency, The ENT Center of Atlanta, Inc. shall require all Represented Providers to obtain authorization from CIGNA or, The ENT Center of Atlanta, Inc. if permitted by CIGNA to make such authorizations, prior to hospital admission of any Participant or outpatient surgical procedures.

7. The ENT Center of Atlanta, Inc. agrees to include CIGNA's Medical Director or Medical Director designee on The ENT Center of Atlanta, Inc. committees which are responsible for the review and continued development of The ENT Center of Atlanta, Inc.'s Utilization Management program and other related programs.

                                    EXHIBIT C

The following services for Sanjay Bhansalli, M.D. will be paid at CIGNA Healthcare of Georgia's maximum fee schedule in effect at the time of service:

Procedure
Code              Description

95920             Intraoperative neurophysiology testing, per hour

                  (Use code 95920 in addition to the evoked potential study performed 92280, 92585, 95925)

95925 Somotosensory testing (eg, cerebral evoked potentials), one or more nerves

                  (For visual evoked potentials, see 92585)
                  (For brainstem evoked response recording, see 92585)

                  (For auditory evoked potentials, see 92585)

95933             Orbicularis oculi (blink) reflex, by electrodiagnostic testing

95935             "H" or "F" reflex study, by electrodiagnostic testing

95937 Neuromuscular junction testing (repetitive stimulation, each nerve, any one method)

69700             Closure postauricular fistula, mastoid (separate procedure)

69710 Implantation or replacement of electromagnetic bone conduction hearing device in temporal bone (replacement procedure includes removal old device)

69711 Removal of repair of electromagnetic bone conduction hearing device in temporal bone

69720 Decompression facial nerve, intratemporal; lateral geniculate ganglion

69725             including medial to geniculate ganglion

69740 Suture facial nerves, intratemporal, with or without graft or decompression; lateral to geniculate ganglion

69745 including medial to geniculate ganglion (For extracranial suture of facial nerve, see 64864)

69801 Labyrinthotomy, with or without cryosurgery or other nonexcisional destructive procedures or tack procedure; transcanal

69802             with mastoidectomy

69805             Endolymphatic sac operation; without shunt

69806             with shunt

69820             Fenestration semicircular canal

69840             Revision fenestration operation

69905             Labyrinthectomy; transcanal

69910             with mastoidectomy

69915             Vestibular nerve section, translabyrinthine approach

                  (For transcranial approach, see 69950)

69930             Cochlear device implantation, with or without mastoidectomy

69949             Unlisted procedure, inner ear

                  (For external approach, see 69535)

69950             Vestibular nerve section, transcranial approach

69955 Total facial nerve decompression and/or repair (may include graft)

69960             Decompression internal auditory canal

69970             Removal of tumor, temporal bone

69979             Unlisted procedure, temporal bone, middle fossa approach

69530             Petrous apicectomy including radical mastoidectomy

69535             Resection temporal bone, external approach

                  (For middle fossa approach, see 69950-69970)

69300             Otoplasty, protruding ear, with or without size reduction

69310             Reconstruction of external auditory canal (meatoplasty) (eg.
                  for stenosis due to trauma, infection) (separate procedure)

69320 Reconstruction external auditory canal for congenital atresia, single stage

63707             Repair of dural/CSF leak, not requiring laminectomy

62100 Cranectomecty for repair of dural/CSF leak, including surgery for rhinorrhea/otorrhea

62120             Repair for encephalocele, skull vault, including crainoplasty

62121             Cranotomy for repair of encephalocele, skull base

62140             Cranioplasty for skull defect; up to 5 cm diameter

61595 Transtemporal approach to posterior cranial fossa, jugular foramen or midline skull base, including mastoidectomy, decompression of sigmoid sinus and/or facial nerve with or without mobilization

61596 Transcochlear approach to posterior cranial fossa, jugular foramen or midline skull base, including labyrinthectomy, decompression, with or without mobilization of facial nerve and/or petrous carotid artery

61597 Transcondylar (far lateral) approach to posterior cranial fossa, jugular foramen or midline skull base, including occipital condylectomy, mastoidectomy, resection of C l-C3 vertebral body(s), decompression of vertebral artery, with or without mobilization

61598 Transpetrosal approach to posterior cranial fossa, clivus or forman magnum, including ligation of superior petrosal sinus and/or sigmoid sinus

61600 Resection of excision of neoplastic, vascular or infectious lesion of base of anterior cranial fossa; extradural

61601             intradural, including dural repair, with or without graft

61605 Resection of excision of neoplastic, vascular or infectious lesion of intratemporal fossa, parapharyngeal space, petrousapex; extradural

61606             intradural including repair; with or without graft

61607 Resection or excision of neoplastic, vascular or infectious lesion of parasellar area, carvernous sinus, clivus or midline skull base; extradural

61608 intradural including dural repair, with or without graft (Report procedures 61609-61612 as "add-on to primary definitive procedures 61605, 61606, 61607 or 61608)

61609             Transection or ligation, carotid artery in cavernous sinus;
                  without repair

61610             with repair by anastomosis or graft

61611             Transection or ligation, carotid artery in petrous canal;
                  without repair

61612             with repair by anastomosis or graft

61613 Obliteration of carotid aneurysm, arteriovenous malformation, or cartoid- cavernous fistula by dissection within cavernous sinus

61615 Resection or excision of neoplastic, vascular or infectious lesion base of posterior cranial fossa, jugular foramen, foramen magnum, or Cl-C3 vertebral bodies; extradural

61616             intradural including dural repair; with or without graft

61618 Secondary repair of dura for CSF leak, anterior, middle or posterier cranial fossa following surgery of the skull base; by free tissue graft (eg, pericranium, fascia, tensor fascia lata, adipose tissue, homologous or synthetic grafts)

61619 by local or regionalized vascularized pedicle flap or myocutaneous flap (including galea, temporalis, frontalis or occipitalis muscle)

61580 Craniofacial approach to anterior cranial fossa; extradural, including lateral rhinotomy, ethmoidectomy, sphenoidectomy without maxillectomy or orbital exenteration

61581 extradural, including lateral rhinotomy, orbital exenteration, ethmoidectomy, sphenoidectomy and/or maxillectomy

61582 extradural, including unilateral or bitrontal craniotomy, elevation or resection of frontal lobe(s), osteotomy of base of anterior cranial fossa

61583 intradural, including unilateral or bifrontal craniotomy, elevation or resection of frontal lobe, osteotomy of base of anterior cranial fossa

61584 Orbitcranial approach to anterior cranial fossa, extradural, including supreorbital ridge osteotomy and elevation of frontal and/or temporal lobe(s); without orbital exenteration

61585             with orbital exenteration

61590 Infratemporal pre-auricular approach to middle cranial fossa (parapharyngeal space, infratemporal and midline skull base, nasopharynx), with or without disarticulation of the mandible, including paroitidectomy, craniotomy, decompression and/or mobilization of the facial nerve and/or petrous carotid artery

61591 Infratemporal post-auricular approach to middle cranial fossa (internal auditory meatus, petrous apex, tentorium, cavernous sinus, pasasellar area, infratemporal fossa) including mastoidectomy, resection of sigmoid sinus, with or without decompression and/or mobilization of contents of auditory canal or petrous carotid artery

61592 Orbitocranial zygomatic approach to middle cranial fossa (cavernous sinus and carotid artery, clivus, basilar artery or petrous apex) including osteotomy of zygoma, craniotomy, extra- or intradural elevation of temporal lobe

61526 Craniectomy, bone flap, craniotomy, transtemporal (mastoid) for excision of cerebellopontine angle tumor;

61530             combined with midde/posterior fossa craniotomy/craniectomy

61518 Craniectomy for excision of brain tumor, infratentorial or posterior fossa; except menningioma, cerebellopontine angle tumor, or midline tumor at base skull

61519             menningioma

61520             cerebellopontine angle tumor

61521             midline tumor at base of skull

42425             total, en bloc removal with sacrifice of facial nerve

42426             total with unilaterial radical neck dissection

                                 GROUP PRACTICE
                             MANAGED CARE AGREEMENT


                                    CONTENTS


PARTIES..................................................................... 1

PURPOSE..................................................................... 1

I.       DEFINITIONS........................................................ 1

II.      PARTIES' OBLIGATIONS............................................... 3
         A.       Services.................................................. 3
         B.       Compensation and Billing.................................. 4
         C.       Records................................................... 5
         D.       Participant Grievance..................................... 6
         E.       Insurance and Liability................................... 6
         F.       Indemnification........................................... 7
         G.       Inspections............................................... 7
         H.       Representations........................................... 7
         I.       Confidentiality........................................... 8

III.     MISCELLANEOUS OBLIGATIONS.......................................... 8
         A.       Independent Contractor Relationship....................... 8
         B.       Term of Agreement......................................... 8
         C.       Termination............................................... 8
         D.       Rights and Obligations Upon Termination...................10
         E.       Assignment and Delegation of Duties.......................10
         F.       Use of Name...............................................10
         G.       Interpretation............................................10
         H.       Amendment.................................................11
         I.       Program Attachments.......................................11
         J.       Entire Contract...........................................11
         K.       Notice....................................................11
         L.       Enforceability and Waiver.................................11
         M.       Regulatory Approval.......................................12
         N.       Dispute Resolution........................................12